UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) Of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

IOWA TELECOMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Iowa

(State or Other Jurisdiction of Incorporation)

001-32354	42-1490040
(Commission File Number)	(IRS Employer Identification No.)

403 W. Fourth Street North

Newton, Iowa 50208

(Address of Principal Executive Offices) (Zip Code)

(641) 787-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2009, Iowa Telecommunications Services, Inc. (the “Company”) issued a press release announcing that on November 23, 2009, it had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Windstream Corporation, a Delaware corporation (“Windstream”), and Buffalo Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Windstream (“Newco”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Newco, with Newco continuing as the surviving corporation (the “Merger”).

At the effective time and as a result of the Merger, each share of common stock, par value $0.01 per share, of the Company, issued and outstanding immediately prior to the effective time of the Merger will be converted into and become exchangeable for (i) shares of common stock of Windstream at a fixed exchange ratio of 0.804 and (ii) $7.90 in cash. In connection with the Merger, each outstanding stock option under the Company’s 2002 Stock Incentive Plan will be converted into the right to receive the merger consideration, less the exercise price of the stock option. Each share of restricted stock awarded under the Company’s 2005 Stock Incentive Plan will be treated the same as any other outstanding share of Company common stock, but the forfeiture provisions and other terms and conditions of the restricted stock will continue to apply to the merger consideration received for the restricted stock and the cash portion of the consideration will be retained by Windstream until the restrictions have lapsed.

Each of the Company and Windstream has made customary representations and warranties in the Merger Agreement. The Company has agreed to various covenants and agreements, including, among others, (i) to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to convene and hold a meeting of its shareholders to consider and vote upon the Merger, (iv) that, subject to certain exceptions, the Board of Directors of the Company will recommend approval of the Merger Agreement by its shareholders, and (v) not to (a) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (b) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information in connection with, alternative business combination transactions.

The Company intends to pay its regular quarterly dividend through the end of the quarter preceding the quarter in which the closing occurs, subject to approval of its Board of Directors and the limitations of its Credit Agreement. Subject to the same factors, the Company also intends to pay a prorated dividend for the portion of the quarter in which the closing occurs prior to the closing date, equal to a pro rata portion of the Company’s regular dividend for the period up to the closing date minus a pro rata portion of the Windstream dividend that holders will receive on the stock consideration in the merger for the same period.

Consummation of the Merger is subject to customary conditions, including the absence of a material adverse change relating to the Company and Windstream and approval of the Company’s shareholders. The approval of Windstream’s shareholders is not required, and there is no financing contingency in the Merger Agreement. The consummation of the Merger is also subject to the satisfaction of several regulatory approvals, including, without limitation: (i)

approval by the Federal Communications Commission; (ii) approval by the public utilities commissions, or similar governing bodies, of Iowa, Minnesota, Missouri and Nebraska; and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The transaction is expected to close in the middle of 2010.

The Company or Windstream may terminate the Merger Agreement under certain circumstances, including, among other things, if the merger is not consummated by June 23, 2010 (subject to a three month extension to obtain outstanding regulatory approvals) or upon a material breach by the other party not curable within 30 days.

Windstream may also terminate the Merger Agreement in the event the Company’s Board of Directors withdraws or materially modifies or changes its recommendation of the merger in a manner adverse to Windstream. In connection with such a termination, or in the event the Merger Agreement is terminated in certain circumstances after the Company receives an acquisition proposal and within 12 months following such termination the Company enters into an agreement with a third party with respect to certain extraordinary transactions or certain extraordinary transactions are consummated, then, in either case, the Company must pay a fee of $25,000,000 to Windstream.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Windstream, the Company, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Windstream, the Company, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Windstream or the Company.

Additional Information

In connection with the proposed transaction, Windstream will file a registration statement on Form S-4 with the SEC, which will include the Company’s proxy statement and also constitute a prospectus with respect to the Windstream securities. At the appropriate time, the Company will mail the proxy statement/prospectus to its shareholders. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS

(INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain free copies of the registration statement and proxy statement/prospectus when they become available, as well as other filings containing information about Windstream and the Company, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (www.iowatelecom.com) or by directing a request to the Company at 403 W. Fourth Street North, Newton, Iowa 50208 or by calling (641) 787-2000. Copies of Windstream’s filings may be obtained for free from Windstream’s Investor Relations Web Site (www.windstream.com) or by directing a request to Windstream at Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, Arkansas 72212 or by calling (866) 320-7922.

The Company, Windstream and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Merger. Information regarding the officers and directors of the Company is included in its definitive proxy statement for its 2009 annual meeting filed with the SEC on April 29, 2009. Information regarding the officers and directors of Windstream is included in its Form 10-K for 2008 filed on February 19, 2009 and in its definitive proxy statement for its 2009 annual meeting filed with the SEC on March 23, 2009. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities, holdings or otherwise, which interests may be different from those of the Company’s shareholders generally, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this report include statements concerning the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if the Company does not receive the required shareholder approval or fails to satisfy other conditions to closing, the transaction may not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain approval of the Company’s shareholders, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals, changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services, high costs of regulatory compliance, the competitive impact of legislation and regulatory changes in the telecommunications industry, and the other risk factors discussed from time to time by the Company in its reports filed with the SEC. The Company urges you to carefully consider the risks which are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s other SEC filings. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

2.1	Agreement and Plan of Merger dated November 23, 2009 by and among Windstream Corporation, Buffalo Merger Sub, Inc. and Iowa Telecommunications Services, Inc.

99.1	Press release dated November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2009

Iowa Telecommunications Services, Inc.

By:	/S/ DONALD G. HENRY
Donald G. Henry
Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

IOWA TELECOMMUNICATIONS SERVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 23, 2009	001-32354

IOWA TELECOMMUNICATIONS SERVICES, INC.

EXHIBIT NO.	ITEM

2.1	Agreement and Plan of Merger dated November 23, 2009 by and among Windstream Corporation, Buffalo Merger Sub, Inc. and Iowa Telecommunications Services, Inc.

99.1	Press release dated November 24, 2009